Specialty Bearings & Engineered Products
Robert Paterson

PROPRIETARY

This document does not contain ITAR or EAR technical data.
Differentiation and Technical Leadership
Kaman
Self-Lube
Bearings
As competition advances,
Kaman extends product
performance lead while
driving cost reductions to
protect legacy business
Performance
Cost
Drive new products to
create niche, differentiated
positions on new platforms

Applications throughout the Aircraft
Flap & Slat
Bearings
Steering
Collars
Self-aligning
Door Pins
Structural
Attachment Bearings
Landing Gear
Trunnion Bearings

Applications throughout the Aircraft
Main
Drive Shaft
Tail Drive Shaft
Swashplate
Uniball
Pitch Control
Sphericals & Rod Ends

Well-positioned in Hydroelectric, Water Navigation, and Marine
Bow Plane
Bearings
Periscope
Slider
Door
Bearings
Submarine
John Day Hydro Facility
Turbine
Bushings
Gate
Bushings
Pitch Control
Sphericals

PROPRIETARY

This document does not contain ITAR or EAR technical data.
USA 47%
Canada 6%
Brazil
2%
Europe
36%
Asia
7%
Middle
East 2%
Diverse Global Footprint (by Shipments)
Field Engineers are positioned locally in every aerospace market in the world.

PROPRIETARY

OEM
60%
Aftermarket
40%
Electric Boat
Virginia Class
Lockheed JSF
AgustaWestland AW169
Embraer KC390
Airbus A350
Gulfstream G650
Commercial and Military Business Balance
Note: Percentages are approximate
Commercial
75%
Military
25%

Over 900 Customers Worldwide

Technical Differentiation
Advanced Inspection Tools
Design Analysis
Extreme Temperature Testing
High Load, Life Cycle Testing

Differentiators
• Proprietary, innovative technology driving product growth
• Highly skilled engineers and material scientists
• Strong customer relationships supported by global field engineers
• World-class operations and best lead-times in the industry